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                                                                    EXHIBIT 21.1

                                 SUBSIDIARIES
                                 ------------


Estrella Communications, Inc.
Estrella License Corporation
New Jersey Television Broadcasting Corp. (N.Y.)
SACC Acquisition Corp.
SAT Corp.
Spanish American Communications Corporation
Telemundo Hispanic Scholarship Fund
Telemundo Group, Inc.
Telemundo Network, Inc.
Telemundo News Network, Inc.
Telemundo of Austin, Inc.
Telemundo of Chicago, Inc.
Telemundo of Colorado Springs, Inc.
Telemundo of Florida, Inc.
Telemundo of Florida License Corporation
Telemundo of Galveston-Houston, Inc.
Telemundo of Galveston-Houston License Corporation
Telemundo of Mexico, Inc.
Telemundo of Northern California, Inc.
Telemundo of Northern California License Corporation
Telemundo of Puerto Rico, Inc.
Telemundo of Puerto Rico License Corporation
Telemundo of San Antonio, Inc.
Telemundo of San Antonio License Corporation
Telemundo of Santa Fe, Inc.
Telemundo Studios Mexico, S.A. de C.V.
Telenoticias del Mundo, Inc.
Telenoticias del Mundo, L.P.
Tu Mundo Music, Inc.
Video 44
Video 44 Acquisition Corp., Inc.
WNJU License Corporation
WNJU-TV Broadcasting Corporation